Exhibit 10.11

FOURTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 4, 2006, is entered into by and among the lenders party hereto (collectively, the “Lenders”), Wachovia Bank, National Association, a national banking association, successor by merger to Congress Financial Corporation, in its capacity as agent for the Lenders (in such capacity, “Agent”), The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as documentation agent (in such capacity, “Documentation Agent”), Lerner New York, Inc., a Delaware corporation (“Lerner”), and Lernco, Inc., a Delaware corporation (“Lernco” and together with Lerner, “Borrowers” and individually each a “Borrower”).

RECITALS

WHEREAS, Borrowers, Agent, Documentation Agent and Lenders have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated March 16, 2004, among Agent, Documentation Agent, Lenders and Borrowers, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated May 19, 2004, the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of December 17, 2004, and the Third Amendment to Amended and Restated Loan and Security Agreement, dated as of July 19, 2005 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that (a) certain Lenders make new term loans to Borrowers, which together with cash held by Borrowers, will be used to repay the existing term loans from certain Lenders, and (b) Agent and Lenders agree to make certain amendments to the Loan Agreement and the other Financing Agreements related to such new term loans and other matters, and such Lenders are willing to make such new term loans to Borrowers and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.

1.1   Additional Definitions. As used herein, in the Loan Agreement or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions in their proper alphabetical order:

(a)   “Existing Term Loan” shall mean the term loan made by the parties to the Loan Agreement as Term Loan Lenders to Borrowers pursuant to Section 2.3 of the Loan Agreement as in effect immediately prior to the amendment of such Section as provided for herein and the Fourth Amendment Effective Date.

(b)   “Fourth Amendment” shall mean this Fourth Amendment to Amended and Restated Loan and Security Agreement among Agent, Documentation Agent, Lenders and Borrowers.

(c)   “Fourth Amendment Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of the Fourth Amendment shall have been satisfied or waived in writing.

(d)   “Fourth Amendment Fee Letter” shall mean the letter agreement, dated of even date herewith, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)   “Net Cash Proceeds” shall mean the aggregate cash proceeds received by any Borrower or Guarantor (i) in respect of any sale, lease, transfer or other disposition of any assets or properties, or interest in assets and properties, in each case outside the ordinary course of business of such Borrower or Guarantor, or (ii) as proceeds of any loans or other financial accommodations provided to any Borrower or Guarantor (either of clause (i) or (ii) of this definition, a “Specified Disposition”), in each case net of (A) the reasonable costs relating to such Specified Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (B) the portion of such proceeds deposited in an escrow account or otherwise required to be reserved pursuant to the purchase agreements related to such Specified Disposition for purchase price adjustments or indemnification payments payable by such Borrower or Guarantor to the purchaser thereof (but only until such time as such portion of such proceeds is received by such Borrower or Guarantor), (C) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (D) amounts applied to the repayment of Indebtedness secured by a valid and enforceable lien on the asset or assets that are the subject of such Specified Disposition required to be repaid in connection with such transaction. For purposes of this definition, a Specified Disposition described in clause (i) above shall exclude (x) sales, leases, transfers and other dispositions of Inventory permitted under Section 9.7(b)(vi) hereof, and (y) sales and other dispositions of defective, obsolete, out-of-season or slow moving Inventory to a third-party off-price wholesaler, including Ben Elias and Value City, or any other Person engaged in substantially the same business as Ben Elias or Value City and permitted by Agent. Net Cash Proceeds shall exclude any non-cash proceeds received by any Borrower or Guarantor from any Specified Disposition, but shall include such proceeds when and as converted by any Borrower or Guarantor to cash or other immediately available funds.

(f)    “Renewal Date” shall have the meaning set forth in Section 14.1(a) hereof.

(g)   “Wachovia” shall mean Wachovia Bank, National Association, a national banking association, in its individual capacity, and its successors and assigns.

1.2   Amendments to Definitions.

(a)   Ableco Related Definitions. Each of Sections 1.1, 1.1.1, 1.1.2, 1.1.3, 1.1.4, 1.1.5, 1.122 and 1.123 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: “[Reserved]”.

(b)   Affiliate. The last sentence of the definition of “Affiliate” set forth in Section 1.7 of the Loan Agreement is hereby deleted in its entirety.

(c)   Agent. The definition of “Agent” set forth in Section 1.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.8  “Agent” shall mean Wachovia Bank, National Association, a national banking association, successor by merger to Congress Financial Corporation, in its capacity as agent on behalf of Lenders pursuant to the terms hereof, and any replacement or successor agent hereunder.”

(d)   Cash Equivalents. The definition of Cash Equivalents set forth in Section 1.36 of the Loan Agreement is hereby amended by deleting “and Ableco” from such definition.

(e)   Change of Control. Clause (e) of the definition of “Change of Control” set forth in Section 1.38 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: “(e) [Reserved]”.

(f)    Congress. The definition of “Congress” set forth in Section 1.44 of the Loan Agreement is hereby deleted in its entirety and replaced with “Wachovia” and all references to the term “Congress” in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean Wachovia.

(g)   Eligible Transferee. The definition of “Eligible Transferee” set forth in Section 1.69 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.69  “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case (unless otherwise provided herein with regard to the Term Loan) is approved by Agent; and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) no Borrower, Obligor, Affiliate of any Borrower or Obligor, BSMB or any Affiliate of BSMB shall qualify as an Eligible Transferee, (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Obligor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree and (iii) no Person that is organized under the laws of a jurisdiction other than the United States or any state thereof shall qualify as an Eligible Transferee.”

(h)   Maximum Credit. The definition of “Maximum Credit” set forth in Section 1.129 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.129  “Maximum Credit” shall mean the amount of $127,500,000.”

(i)    Obligations. The definition of “Obligations” set forth in Section 1.147 of the Loan Agreement is hereby amended by deleting the proviso at the end of such definition.

(j)    Qualified Cash. The definition of “Qualified Cash” set forth in Section 1.165 of the Loan Agreement is hereby amended by deleting the proviso at the end of such definition.

(k)   Revolving Loan Interest Rate. Clause (b) of the definition of “Revolving Loan Interest Rate” set forth in Section 1.181 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b)  So long as no Event of Default has occurred and is continuing, on a quarterly basis, effective on the first day of the first month following receipt of Borrowers’ quarterly financial statements, the Revolving Loan Interest Rate as to Revolving Loans that are Eurodollar Rate Loans will be adjusted to the then applicable percentage set forth below plus the Adjusted Eurodollar Rate for Eurodollar Rate Loans so as to reflect the lowest Revolving Loan Interest Rate based on (i) Borrowers’ EBITDA during the twelve (12) month period ending on the last day of the immediately preceding fiscal quarter, and/or (ii) Borrowers’ Average Excess Availability for the immediately preceding fiscal quarter, as set forth below:

Tier	EBITDA	Average Excess Availability	Adjusted Eurodollar Rate Basis

1	Greater than $125,000,000	Greater than $30,000,000	1.00%

2	Greater than $100,000,000 but equal to or less than $125,000,000	Greater than $30,000,000	1.25%

3	Greater than $75,000,000 but equal to or less than $100,000,000	Greater than $30,000,000	1.50%

4	Greater than $50,000,000 but equal to or less than $75,000,000	Greater than $15,000,000 but equal to or less than $30,000,000	1.75%

5	Equal to or less than $50,000,000	Equal to or less than $15,000,000	2.00%

provided, that, (x) in order for the percentages in Tier 1 or Tier 2 to be applicable, both the EBITDA and the Average Excess Availability for the applicable periods must satisfy the criteria set forth above, and (y) in order for the percentages in Tier 3, Tier 4 or Tier 5 to be applicable, either the EBITDA or the Average Excess Availability for the applicable periods must satisfy the criteria set forth above.”

(l)    Revolving Loan Maturity Date. The definition of “Revolving Loan Maturity Date” set forth in Section 1.184 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:  “1.184  [Reserved].”

(m)  Term Loan Commitment. The definition of “Term Loan Commitment” set forth in Section 1.201 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.201  “Term Loan Commitment” shall mean, as to any Term Loan Lender: (a) at any time prior to the making of the Term Loan, the amount of such Term Loan Lender’s term loan commitment as set forth on Exhibit A to the Fourth Amendment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Term Loan Lender became a Term Loan Lender under this Agreement, as such amount may be adjusted from time to time in accordance with the provisions of Section 14.7 hereof, and (b) at any time after the making of the Term Loan, that portion of the Term Loan made by and owing to such Term Loan Lender, in each case as the same may be adjusted from time to time in accordance with the terms hereof.”

(n)   Term Loan Interest Rate. The definition of “Term Loan Interest Rate” set forth in Section 1.202 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.202  “Term Loan Interest Rate” shall mean, for any month during which any Obligations related to the Term Loan are outstanding, a per annum rate equal to two and one-half (2.50%) percent per annum in excess of the Adjusted Eurodollar Rate (when calculated using the Eurodollar Rate existing as of the last day of the month ended immediately prior to such month and an Interest Period of one month); provided, that, (a) at Agent’s option or, upon the written direction of Required Term Loan Lenders, the Term Loan Interest Rate shall be increased by two (2.0) percentage points either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations arising under the Term Loan are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing and (b) notwithstanding anything to the contrary contained herein, if any of the conditions described in Sections 3.3(b)(i), 3.3(b)(ii) or 3.3(b)(iii) hereof exist with respect to Eurodollar Rate Loans, or if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof, in each case, occurring after the Fourth Amendment Effective Date shall make it unlawful for a Term Loan Lender to maintain loans based on the Adjusted Eurodollar Rate, then such Term Loan Lender may, at its option, after notice to Agent and Borrowers, convert the interest rate on the Term Loan owing to such Term Loan Lender on the last day of the then-current Interest Period to the Prime Rate (or at the option of such Term Loan Lender, after notice to Agent, for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent, to two (2%) percent per annum in excess of the Prime Rate).”

(o)   Term Loan Maturity Date. The definition of “Term Loan Maturity Date” set forth in Section 1.204 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.204  “Term Loan Maturity Date” shall mean March 17, 2009.”

(p)   Total Commitment. The definition of “Total Commitment” set forth in Section 1.206 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“1.206  “Total Commitment” shall mean, as to each Lender, the sum of such Lender’s Revolving Loan Commitment, if any, plus such Lender’s Term Loan Commitment, if any, as set forth on Exhibit A to the Fourth Amendment, or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be adjusted from time to time in accordance with the provisions of Section 14.7 hereof.”

1.3   Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.     New Term Loan. Section 2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.3  Term Loan.

(a)  On the Fourth Amendment Effective Date, subject to the terms and conditions contained herein, in the Fourth Amendment and in the other Financing Agreements, each Term Loan Lender party to this Agreement on such date severally (and not jointly) agrees to make an additional term loan to Borrowers in an amount equal to such Term Loan Lender’s Pro Rata Share of $37,500,000 (collectively referred to hereinafter as the “Term Loan”). Except as Agent and Term Loan Lenders may otherwise agree, each Term Loan Lender shall make the amount of such Term Loan Lender’s Term Loan available to Agent in immediately available funds by no later than 12:00 noon New York time on the Fourth Amendment Effective Date. After Agent’s receipt of the proceeds, Agent shall make the proceeds of the Term Loan available to Borrowers as provided in Section 6.5 hereof. The Term Loan shall be (i) repaid, together with all accrued and unpaid interest thereon and all other Obligations outstanding with respect thereto (other than contingent indemnification obligations and other contingent Obligations related thereto which expressly survive the repayment of the Term Loan), in accordance with this Agreement, any Registered Term Note, and the other Financing Agreements, and (ii) secured by all of the Collateral.

(b)  The proceeds of the Term Loan, together with cash held by Borrowers, shall be used on the Fourth Amendment Effective Date to repay in full the Existing Term Loan and all accrued interest and fees related thereto. Borrower hereby authorizes and directs the disbursement of the proceeds of the Term Loan, together with cash it has in its deposit accounts on the Fourth Amendment Effective Date, to make the payments to the parties set forth on Exhibit B to the Fourth Amendment.

(c)  On and after the Fourth Amendment Effective Date, the principal amount of the Term Loan shall be repaid in thirteen (13) consecutive quarterly installments (or earlier as provided herein) payable on the first day of each calendar quarter commencing April 1, 2006, of which (i) the first twelve (12) installments shall each be in the amount of $1,500,000 and (ii) the last installment shall be in the amount of the entire unpaid principal amount of the Term Loan, together with all accrued and unpaid interest thereon and all other Obligations with respect thereto (other than contingent indemnification obligations and other contingent Obligations related thereto which expressly survive the repayment of the Term Loan), shall be due and payable on the earlier of (A) the Term Loan Maturity Date, or (B) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. Subject to the provisions of Sections 2.6(d) and (e) below, the Term Loan may be prepaid in whole or in part at any time without premium or penalty, but once repaid may not be reborrowed.

(d)  Borrowers may, at their option, make a prepayment of all or any portion of the outstanding balance of the Term Loan:

(i)  so long as: (A) at all times during the thirty (30) day period immediately prior to such payment and after giving effect to such payment, Borrowers have Excess Availability plus Qualified Cash of no less than $40,000,000; (B) Borrowers’ EBITDA for the twelve (12) month period most recently ended is $55,000,000 or more; and (C) both before and after giving effect to such payment, no Default or Event of Default exists or would occur;

(ii)  with the net cash proceeds of any issuance or sale of, or capital contribution in respect of, any Capital Stock of NY&Co after the date hereof in each case, to the extent the transaction giving rise to such proceeds is not prohibited under the terms of the Financing Agreements or is otherwise consented to by Agent in writing; or

(iii)  with the net cash proceeds of a refinancing of the Term Loan on terms and conditions satisfactory to Agent.

(e)  Agent, on behalf of Borrowers, agrees to record the Term Loan on the Register. The Term Loan recorded on the Register (the “Registered Term Loan”) may not be evidenced by promissory notes other than a Registered Term Note (as defined below). Upon the registration of a Term Loan, any promissory note (other than a Registered Term Note) evidencing the same shall be null and void and shall be returned to Borrowers. Borrowers agree, at the request of the Required Term Loan Lenders, to execute and deliver to Term Loan Lenders a promissory note in registered form to evidence such Registered Term Loan (i.e., containing registered note language) and registered as provided in Section 14.7(b) hereof (a “Registered Term Note”), payable to the order of each Term Loan Lender and otherwise duly completed. Once recorded on the Register, the Obligations evidenced by such Registered Term Note may not be removed from the Register so long as it remains outstanding, and a Registered Term Note may not be exchanged for a promissory note that is not a Registered Term Note.

(f)  Within ten (10) days following the receipt by Borrowers of the Net Cash Proceeds from the incurrence or issuance by Borrowers of any Indebtedness for borrowed money described in clause (a) of the definition of Indebtedness on or after the date of the Fourth Amendment (which shall exclude for purposes of this Section 2.3(f) the Indebtedness permitted under Sections 9.9(e), (f), (g), (h) and (i)), Borrowers shall, absolutely and unconditionally and without notice or demand, prepay the then outstanding principal amount of the Term Loan in an amount equal to fifty (50%) percent of the amount by which such Net Cash Proceeds exceed $20,000,000; provided, that, in the event that all or a portion of the Net Cash Proceeds from the incurrence or issuance of such Indebtedness is used by Borrowers to build a distribution center, such prepayment shall be in an amount equal to fifty (50%) percent of the amount by which such Net Cash Proceeds exceed the sum of (x) the amount of such Net Cash Proceeds used by Borrowers to build such distribution center (up to $30,000,000), and (y) $20,000,000.

(g)  Within ten (10) days following the receipt by Borrowers of the Net Cash Proceeds from the sale by Borrowers of any assets or properties of Borrowers (other than as permitted in Section 9.7(b) hereof) on or after the date of the Fourth Amendment, Borrowers shall, absolutely and unconditionally and without notice or demand, prepay the then outstanding principal amount of the Term Loan in an amount equal to fifty (50%) percent of the amount of such Net Cash Proceeds; provided, that, (i) in the event of a sale of the trademarks listed on Exhibit C to the Fourth Amendment, such prepayment shall be in an amount equal to such percentage of the Net Cash Proceeds in excess of $5,000,000; and (ii) so long as no Default or an Event of Default has occurred and is continuing, on the date any Borrower receives Net Cash Proceeds from the sale of any Equipment or Real Property of such Borrower, such Net Cash Proceeds may, at the option of such Borrower, be applied to acquire replacement property or assets of a like kind to the property or assets so disposed, provided, that (A) Agent shall have a first priority, valid and perfected security interest in such replacement property or assets, and (B) such Borrower shall deliver to Agent a certificate within ten (10) days after the date of receipt of such Net Cash Proceeds stating that such Net Cash Proceeds shall be used to acquire such replacement property or assets of a like kind to the property or assets so disposed within one hundred eighty (180) days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth an estimate of the Net Cash Proceeds to be so expended), (C) if all or any portion of such Net Cash Proceeds are not so used within such one hundred eighty (180) day period, such unused Net Cash Proceeds shall be applied to prepay the Term Loan and the Obligations related thereto in accordance with this Section 2.3(g), and (D) pending such reinvestment, such Net Cash Proceeds shall be applied as a prepayment of Revolving Loans.

(h)  In the event that at any time on or after July 1, 2006 (i) the sum of Borrowers’ Excess Availability and Qualified Cash is at any time less than $50,000,000, and (ii) EBITDA of Borrowers when calculated for the twelve (12) consecutive fiscal month period most recently ended for which Agent has received financial statements of Borrowers is less than $65,000,000, within ten (10) days thereafter, Borrowers shall, absolutely and unconditionally without notice or demand, prepay the then outstanding principal amount of the Term Loan in an amount such that, after giving effect thereto, the outstanding principal amount of the Term Loan shall be equal to $25,000,000, provided, that,

(A)  in the event that as of any date that such mandatory prepayment is due as set forth above, the conditions to optional prepayments by Borrowers in respect of the Term Loan set forth in Section 2.3(d)(i) above would not be satisfied after giving effect to such mandatory prepayment, then payments in respect of such mandatory prepayment shall instead be due and payable on each date thereafter that all or any portion of such mandatory prepayment otherwise due on the date set forth above may be made to the extent that after giving effect thereto the conditions to optional prepayments in Section 2.3(d)(i) would be satisfied, and Borrowers shall make such payments in respect of such mandatory prepayment until the aggregate amount of all of such payments equals the amount required to have been paid as of the original due date for such mandatory prepayment;

(B)  in the event that Borrowers are not required to make a mandatory prepayment under this Section 2.3(h) on the due date as set forth above, then on and after such due date, the amount of the minimum Excess Availability that Borrowers are required to maintain under Section 9.17 hereof shall be increased by the amount of the mandatory prepayment that would have otherwise been paid under this Section 2.3(h) on the such due date, provided, that, (1) the amount of the minimum Excess Availability required to be maintained under Section 9.17 shall thereafter be reduced to the extent of payments received by Agent in respect of such mandatory prepayment as provided in clause (A) above, and (2) in no event shall the amount of the minimum Excess Availability that Borrowers are required to maintain under Section 9.17 hereof be reduced to less than $7,500,000.

(i)  Each such prepayment required pursuant to clauses (f) and (g) of this Section 2.3 shall be accompanied by a certificate signed by each Borrower’s chief financial officer certifying the manner in which the Net Cash Proceeds from the transactions described in (f) and (g) of this Section 2.3 and the resulting prepayment were calculated.

(j)  Each prepayment of principal under this Section 2.3 shall be made together with accrued and unpaid interest thereon to the date of such prepayment. Each prepayment set forth in this Section 2.3 shall be applied against the remaining installments (if any) of principal due on the Term Loan in the inverse order of maturity, and to the extent that the Term Loan has been repaid in full, Agent shall apply such amounts to the Obligations, whether or not then due, in such order or manner as Agent shall determine, or at Agent’s option, to be held as cash collateral for the Obligations. Nothing contained in this Section 2.3 shall be construed to constitute a consent, implied or otherwise, to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.”

3.     Servicing Fees. Section 3.2(b)(ii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(ii) [Reserved]”.

4.     Conditions Precedent to All Loans and Letter of Credit Accommodations. Section 4.2(d) of the Loan Agreement is hereby amended by deleting the reference to “$7,500,000” and replacing it with “$7,500,000, subject to adjustment pursuant to Section 2.3(h) hereof,”.

5.     Payments. Section 6.4(b)(i) of the Loan Agreement is hereby amended by deleting the reference to “Ableco” and replacing it with “Wachovia”.

6.     Representations and Warranties.

6.1   Financial Statements; No Material Adverse Change. Section 8.3 of the Loan Agreement is hereby amended by deleting “and Ableco” from such Section.

6.2   Restrictions on Subsidiaries. Section 8.14 of the Loan Agreement is hereby amended by deleting “the Ableco Loan Documentation” from such Section.

6.3   Material Contracts. Section 8.15 of the Loan Agreement is hereby amended by deleting any reference to “the Ableco Loan Documentation” from such Section.

7.     Affirmative and Negative Covenants

7.1   Financial Statements and Other Information.

(a)  Section 9.6(a) of the Loan Agreement is hereby amended by deleting each reference to “and Ableco” from such Section.

(b)  Section 9.6(f) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following: “(f) [Reserved]”.

7.2   Encumbrances. Section 9.8(m) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following: “(m)  [Reserved]”.

7.3   Indebtedness.

(a)  Section 9.9(c) of the Loan Agreement is hereby amended by deleting the reference to “and Ableco” from such Section.

(b)  Section 9.9(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(d)  [Reserved]”.

7.4   Prepayments and Amendments; Loans, Investments, Etc. Section 9.10(a)(ii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(ii) [Reserved]”.

7.5   Dividends and Redemptions. Section 9.11(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(i) [Reserved]”.

7.6   Limitation of Restrictions Affecting Subsidiaries. Section 9.16(d)(vii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(vii) [Reserved]”.

7.7   Minimum Excess Availability. Section 9.17 of the Loan Agreement is hereby amended by deleting the reference to “$7,500,000” and replacing it with “$7,500,000, subject to adjustment pursuant to Section 2.3(h) hereof,”.

7.8   After Acquired Real Property. Sections 9.20 of the Loan Agreement is hereby amended by deleting the references to “and Ableco” and “and Ableco’s” from such Section.

7.9   Costs and Expenses. Section 9.21 of the Loan Agreement is hereby amended by deleting the reference to “and Ableco” from such Section.

8.     Events of Default. Section 10.1(d) of the Loan Agreement is hereby amended by deleting the reference to “Ableco and” from such Section.

9.     Remedies. Section 10.2(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(d)  [Reserved]”.

10.   Amendments and Waivers.

10.1 Section 11.3(a)(iii)(E) of the Loan Agreement is hereby amended by deleting the reference to “Ableco or” from such Section.

10.2 Section 11.3(a)(iv)(B) of the Loan Agreement is hereby amended by deleting the reference to “Ableco,” from such Section.

11.   Successor Agent. Section 12.13(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “(b)  [Reserved]”.

12.   Term. Sections 14.1(a) and (b) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“(a)  This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on March 17, 2009 (the “Renewal Date”), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Term Loan, together with all accrued and unpaid interest thereon and all other Obligations with respect thereto, shall be due and payable on the Term Loan Maturity Date, unless this Agreement and the other Financing Agreements are sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any Revolving Loan Lender in writing received by Agent at least sixty (60) days prior to the Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Borrowers may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements still in effect on such date, if any, must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Revolving Loan Lenders, terminate this Agreement at any time on or after the occurrence and during the continuance of an Event of Default, subject to any cure periods specified in Section 10.1 hereof. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations (other than contingent indemnification obligations and other contingent Obligations which expressly survive the termination of this Agreement and the other Financing Agreements) and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent, Lenders and Issuing Bank from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent

Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York time.

(b)  [Reserved]”.

13.   Notices. Section 14.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“14.3  Notices. Except as otherwise provided herein, all notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Borrowers:                    Lerner New York, Inc.
Lernco, Inc.
450 West 33rd Street
New York, NY 10001
Attention:  Chief Financial Officer
Telephone No.: (212) 884-2110
Telecopy No.: (212) 884-2103

with a copy to:                      Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022

Attention:  Michael T. Edsall, Esq.
Telephone No.: (212) 446-4800
Telecopy No.:  (212) 446-4900

If to Agent:                           Wachovia Bank, National Association, as Agent
1133 Avenue of the Americas
New York, New York 10036
Attention:  Portfolio Manager — Lerner New York, Inc.
Telephone No.: (212) 545-4280
Telecopy No.: (212) 545-4283”

14.   Effect of Ableco Intercreditor Agreement. Section 14.10 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:  “14.10 [Reserved]”.

15.   Schedules to Loan Agreement and Information Certificates.

15.1 Schedules to Loan Agreement. Schedules 5.2(d), 5.2(e), 8.13, 8.15 and 8.16 to the Loan Agreement are hereby deleted in their entirety and replaced with the information set forth on Schedule 1 hereto.

15.2 Schedules to Information Certificates.

(a)   Schedules 5, 6, 16, 18 and 25 to the Information Certificate of Lerner are hereby deleted in their entirety and replaced with the information set forth on Schedule 2 hereto.

(b)   Schedule 18 to the Information Certificate of Lernco is hereby deleted in its entirety and replaced with the information set forth on Schedule 3 hereto.

16.   Amendment Fees. Borrowers shall pay to Agent the fees and amounts set forth in the Fourth Amendment Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

17.   Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

17.1 Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers and Lenders, and an original of the attached Acknowledgment, duly authorized, executed and delivered by Guarantors;

17.2 Agent shall have received an original of the Fourth Amendment Fee Letter, duly authorized, executed and delivered by Borrowers,

17.3 the representations and warranties set forth herein and in the Loan Agreement (as amended hereby) that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect thereto, except to the extent that any such representations or warranties expressly relate solely to an earlier date

(in which case such representations or warranties shall have been true and correct on and as of such earlier date);

17.4 Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from Fourth persons which Agent may deem necessary or desirable in order to effectuate the provisions or purposes of this Amendment; and

17.5 as of the date of this Amendment, no Default or Event of Default shall exist or shall have occurred and be continuing.

18.   Additional Representations, Warranties and Covenants. Each Borrower, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

18.1 Prepayment of Existing Term Loan. On the Fourth Amendment Effective Date, all of the conditions set forth in Section 2.3(d) of the Loan Agreement (as in effect immediately prior to the amendment of such Section as provided for herein and the Fourth Amendment Effective Date) have been satisfied.

18.2 Delivery of Tradename Appraisal. Within ninety (90) days of the date hereof, Borrowers shall deliver or cause to be delivered to Agent a written current appraisal of the “New York & Company” tradename valued under the relief from royalty method, which appraisal shall be in form and scope reasonably acceptable to Agent and prepared by Valuation Research, Inc. or such other appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely.

18.3 Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party, and the execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

18.4 Enforceability. This Amendment has been duly executed and delivered by each Borrower and this Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

18.5 Due Execution. The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

18.6 Absence of Defaults. No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment.

19.   Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

20.   Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

21.   Reference to and Effect on the Financing Agreements.

21.1 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof’ or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

21.2 Except as specifically amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and the Loan Agreement and all of the other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent, Documentation Agent and the Lenders.

21.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent, Documentation Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

21.4 To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

22.   Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

23.   Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

24.   Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

25.   Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

26.   Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

27.   Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.

LERNER NEW YORK, INC.

By:	/s/ Ronald W. Ristau

Title:	COO, CFO & Secretary

LERNCO, INC.

By:	/s/ Ronald W. Ristau

Title:	President

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGREED AND ACCEPTED:

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as a Lender

By:	/s/ John Williammee, Jr.

Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent and as a Lender

By:	/s/ Manuel Borges

Title:	Vice President

LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, Inc., as agent for Standard Federal Bank, National Association, as a Lender

By:	/s/ Mark Twomey

Title:	Assistant Vice President

EXHIBIT A
TO
FOURTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Commitments

Lender	Revolving Loan Commitment	Term Loan Commitment	Total Commitment

Wachovia Bank, National Association	$37,500,000	$37,500,000	$75,000,000

The CIT Group/Business Credit, Inc.	$30,000,000	$0	$30,000,000

LaSalle Retail Finance, a division of LaSalle Business Credit, Inc., as agent for Standard Federal Bank, National Association	$22,500,000	$0	$22,500,000

Total Commitments:	$90,000,000	$37,500,000	$127,500,000

EXHIBIT B
TO
FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Payees

Ableco Finance LLC

Azure Funding

Bernard National Loan Investors, Ltd

Fortress Credit Opportunities I LP

Oak Hill Credit Partners I, Limited

Oak Hill Credit Partners II, Limited

Oak Hill Credit Partners II, Limited

EXHIBIT C
TO
FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Trademarks

Name of Trademark	Registration Numbers and Jurisdictions

Lerner	See Schedule 29 to the Information Certificate of Lernco

Lerner New York	See Schedule 29 to the Information Certificate of Lernco

SCHEDULE 1
TO
FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Schedules 5.2(d), 5.2(e), 8.13, 8.15 and 8.16 to Loan Agreement

See attached

AMENDED AND RESTATED SCHEDULE 5.2(e)

TO THE LOAN AGREEMENT

Investment Property

1.     Lerner New York, Inc. Citifunds Investment Cash Reserve – Class S (money market account)

2.     Lerner New York, Inc. Federated Tax-Free Obligation – Institutional Fund (Bear Stearns)

AMENDED AND RESTATED SCHEDULE 8.13

TO THE LOAN AGREEMENT

Collective Bargaining Agreements

1.             Collective Bargaining Agreement between Local 1102, RWDSU, UFCW AFL-CIO and Lerner Stores, Inc. and New York & Company (New York City Metropolitan Area, Maryland, Pennsylvania and Upstate New York), dated September 1, 2002. The Agreement is under renegotiation. A signed extension agreement in effect until March 31, 2006.

2.             Collective Bargaining Agreement, dated January 15, 2004, between Lerner New York, Inc. and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW-AFL-CIO, and its Local Union 2179. The Agreement is effective from January 15, 2004 to January 14, 2007.

3.             Agreement, dated February 6, 2003, by and between Lerner New York, Inc. and the New England Joint Board, affiliated with the Retail, Wholesale and Department Store Union/UFCW, AFL-CIO, CLC. The Agreement is effective from February 6, 2003 through February 5, 2006.

AMENDED AND RESTATED SCHEDULE 8.15

TO THE LOAN AGREEMENT

Material Contracts

1.              Amended and Restated Private Label Credit Card Program Agreement Between World Financial Network National Bank and New York & Company, Inc. Dated as of November 1, 2004.

2.             Transition Services Agreement, dated as of November 27, 2002, by and between Lerner New York Holdings, Inc. and Limited Brands, Inc.

3.             Information Technology:

a)     Master Services Agreement, dated April 8, 2003 between Infocrossing, Inc. and NY & Co. Group, Inc.

b)    Database Service Agreement, dated September 1, 2003 between ADS Alliance Data Systems, Inc. and NY & Co. Group, Inc.

AMENDED AND RESTATED SCHEDULE 8.16

TO THE LOAN AGREEMENT

Credit Card Agreements

1.             Merchant Services Bankcard Agreement, dated September 11, 2002, between Limited Brands, Inc., Lerner New York, Inc. (as a Customer listed in Attachment I), JP Morgan Chase Bank and Chase Merchant Services L.L.C.

2.             American Express Service Agreement by and among American Express Travel Related Services, Inc., The Limited, Inc. and its subsidiaries.

3.             Merchant Services Agreement, dated June 21, 1991, between Lerner New York, Inc. and Discover Card Services, Inc.

4.             Amended and Restated Private Label Credit Card Program Agreement Between World Financial Network National Bank and New York & Company, Inc. Dated as of November 1, 2004.

5.             Co-Branded Credit Card Program Agreement Between World Financial Network National Bank and New York & Company, Inc. Dated as of November 1, 2005.

SCHEDULE 2
TO
FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Schedules 5, 6, 16, 18 and 25 to Information Certificate of Lerner

See attached

AMENDED AND RESTATED SCHEDULE 5 TO THE

INFORMATION CERTIFICATE OF LERNER NEW YORK, INC.

Alabama

Arizona

Arkansas

California

Colorado

Connecticut

Delaware

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

North Dakota

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Utah

Virginia

Washington

West Virginia

Wisconsin

AMENDED AND RESTATED SCHEDULE 6 TO THE

INFORMATION CERTIFICATE OF LERNER NEW YORK, INC.

Alabama

Arizona

Arkansas

California

Colorado

Connecticut

Delaware

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

North Dakota

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Utah

Virginia

Washington

West Virginia

Wisconsin

AMENDED AND RESTATED SCHEDULE 16 TO THE

INFORMATION CERTIFICATE OF LERNER NEW YORK, INC.

1. Custom Brokers

a) Barthco

COLUMBUS OFFICE

6431 Alum Creek Drive

Suite H

Groveport, OH 43125

Phone: 614-409-9460  Fax: 614-409-9540

CHICAGO OFFICE

1255-1285 Mark Street

Bensenville, IL 60106

Phone: 630-694-1250   Fax: 630-694-1407

NEW YORK OFFICE

JFK International Airport

390 Franklin Avenue

Franklin Square, NY 11010

Phone: 516-616-2900  Fax: 516-616-2999

MIAMI OFFICE

1825 NW 87 Ave

Miami, FL 33172

Phone: 305-471-0071  Fax: 305-471-1161

SEATTLE OFFICE

18900 8th Avenue South

Suite 400

SeaTac, WA 98148

Phone: 206-243-4004  Fax: 206-244-0378

b) Exel Global Logistics

COLUMBUS OFFICE

2144A John Glenn Avenue

Columbus, OH  43217

Phone:  614-409-4500  Fax:  614-409-2701

CHICAGO OFICE

90 Division Street, Suite 105

Bensenville

Illinois 60106

Phone:  630-616-6800  Fax:  630-595-2239

2. Freight Forwarders - OCEAN CARRIERS

a) Maersk Line

Elizabeth Hassert

Strategic Account Manager

Maersk, Inc.

2021 Spring Road Suite 500 Oak Brook, IL 60523-1859

PH: 630-645-3622

FX: 630-645-3667

b) Mitsui

Thomas M. Kelly

Vice President, Midwest

Mitsui OSK Lines (America), Inc.

188 Undustrial Drive

Suite 300

Elmhurst, IL 60126

PH: 630-592-7301

FX: 630-592-7402

c) P&O Nedlloyd

Chris Dombalis

Senior Vice President

Sales and Marketing, North America

P&O Nedlloyd Limited

One Meadowlands Plaza

East Rutherford, NJ 07073

PH: 201-896-6769

FX 201-896-6371

d) APL

Tom Egold

Account Executive

APL Liner

8332 Forward Pass Road,

Indianapolis, IN 46217

PH: 317-887-6456

FX: 317-887-6457

e) NYK Lines

Gary Garback

NYK Line (North America) Inc.

377 East Butterfield Road

Fifth Floor

Lombard, IL 60148

PH: 630-435-7803

FX: 630-435-3100

f) APL-Logistics (ocean consolidator)

Tony Zasimovich

Vice President, North America Sales and Customer Service

APL-Logistics

1111 Broadway

Oakland, CA 94607

PH:  510-272-8843

FX:  510-272-2462

3. Freight Forwarders - AIRFREIGHT FORWARDERS

a) Morrison Express

Doug Haring

Vice President

USA Sales and marketing

Morrison Express Corp (USA)

2000 Hughes Way

El Segundo, CA 90245

PH:  310-322-8999 ext 230

FX: 310-322-6688

b) BAX Global

Brady Borycki

BAX Global

11101 Metro Airport Center Drive Ste. 108

Romulus, MI 48174

PH: 734-229-3349

FX: 734-955-2010

c) STAR Trans International Ltd

Anthony Chan

Star Airfreight Co. Ltd

149-35  177th Street

Jamaica, New York  11434

PH: 718-656 5360

FX: 718-656 2597

d) EGL – United States

Eagle Global Logistics

Attn: Ron Scott

6700 Port Road

Groveport, Ohio 43125

PH: 614-489-5177

FX: 614-489-5171

e) FedEX Corporation

942 South Shady Grove Road

Memphis, TN 38120

PH: 901-369-3600

f) Panalpina

950 Tower Lane, Suite 1600

Foster City, CA 94404

PH: 650-653-6600

FX: 650-653-6735

Email: info.noram@panalpina.com

g) Sovereign

4348 Albany Post Road

Hyde Park, NY 12538

PH: 845-229-8808

FX: 845-229-8828

h) Expo

29, Josier Street, Nungambakkam,

Chennai 600 034

PH: + 91 44 28223458

FX: + 91 44 28223463

Email: cs@expofreight.com

i) Speedmark

1525 Adrian Road,

Burlingame, CA 94010

PH: 650-652-0288

FX: 650-652-0290

Email: info.uac@speedmark.com

SCHEDULE 18 TO THE INFORMATION

CERTIFICATE OF LERNER NEW YORK, INC.

The following replaces Section 18 of the Information Certificate of Lerner New York, Inc. dated March 16, 2004:

Name of Entity	Chief Executive Office	Jurisdiction of Incorporation	Ownership Percentage or Relationship
NY & Co. Group, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Ultimate Parent / 100%
Lerner New York Holding, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Parent / 100%
Lernco, Inc.	1105 North Market Street Wilmington, DE 19899	Delaware	Subsidiary of Parent / 100%
Nevada Receivable Factoring, Inc.	3800 Howard Hughes Parkway, 7th Floor Las Vegas, Nevada	Nevada	Subsidiary of Parent / 100%
Associated Lerner Shops of America, Inc.	450 West 33 Street New York, NY 10001	New York	Subsidiary / 100%
Lerner New York GC, LLC	10 West Broad Street, Suite 2100 Columbus, Ohio 43215	Ohio	Subsidiary / 100%
Jasmine Company, Inc	450 West 33rd Street New York, NY 10001	Massachusetts	100%

AMENDED AND RESTATED SCHEDULE 25 TO THE

INFORMATION CERTIFICATE OF LERNER NEW YORK, INC.

Litigation

A case has been filed by the Center for Environmental Health against Lerner New York, Inc. and several other retailers of jewelry products in California. It alleges that lead in one of Lerner New York, Inc.’s jewelry products (a metal charm necklace suspended on a flexible cord) sold in California violates the state’s Proposition 65 statute, which precludes the sale of products in California that results in exposure to listed chemicals absent a specified warning label. The case is a companion case to two similar cases filed by the California Attorney General and an organization called As You Sow against several retail outlets selling such jewelry.

The Company was not named as a party in either of the companion cases, but the matters have been consolidated for pre-trial purposes. Violation of the statute exposes the seller to fines as well as injunctive relief. The complaint does not include a request for a specific fine amount. The case against Lerner New York, Inc. is in the process of mediation that is intended to resolve the case without substantial additional litigation.

There are other various claims, lawsuits and pending actions against the Company arising in the normal course of the Company’s business. It is the opinion of management that the ultimate resolution of these matters will not have a material effect on the Company’s financial condition, results of operations or cash flows.

SCHEDULE 3
TO
FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Schedule 18 to Information Certificate of Lernco

See attached

SCHEDULE 18 TO THE INFORMATION

CERTIFICATE OF LERNCO, INC

The following replaces Section 18 of the Information Certificate of Lernco, Inc. dated March 16, 2004:

Name of Entity	Chief Executive Office	Jurisdiction of Incorporation	Ownership Percentage or Relationship
NY & Co. Group, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Ultimate Parent / 100%
Lerner New York Holding, Inc.	450 West 33rd Street New York, NY 10001	Delaware	Parent / 100%
Lerner New York, Inc	450 West 33rd Street New York, NY 10001	Delaware	Subsidiary of Parent / 100%
Nevada Receivable Factoring, Inc.	3800 Howard Hughes Parkway, 7th Floor Las Vegas, Nevada	Nevada	Subsidiary of Parent / 100%
Associated Lerner Shops of America, Inc.	450 West 33 Street New York, NY 10001.	New York	Subsidiary / 100%
Lerner New York GC, LLC	10 West Broad Street, Suite 2100 Columbus, Ohio 43215	Ohio	Subsidiary / 100%
Jasmine Company, Inc	450 West 33rd Street New York, NY 10001	Massachusetts	100%

ACKNOWLEDGMENT BY GUARANTORS

Dated as of January 4, 2006

Each of the undersigned, being a Guarantor (each a “Guarantor” and collectively, the “Guarantors”) under their respective Amended and Restated Guaranty and Security Agreements, each dated as of March 16, 2004, as heretofore amended, made in favor of Agent (as amended, modified or supplemented, each a “Guaranty” and collectively, the “Guaranties”), hereby (a) acknowledges and agrees to the foregoing Fourth Amendment to Amended and Restated Loan and Security Agreement, dated of even date herewith (the “Amendment”), and (b) confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that upon the effectiveness of and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof’ or words of similar import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Agent has informed Guarantors of the amendments to the Loan Agreement as set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that none of Agent, Documentation Agent or any Lender has any duty under the Loan Agreement, the Guaranties or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

NEW YORK & COMPANY, INC.		NEVADA RECEIVABLE FACTORING, INC.

By:	/s/ Ronald W. Ristau	By:	/s/ Ronald W. Ristau

Title:	COO, CFO & Secretary	Title:	Secretary

LERNER NEW YORK HOLDING, INC.		LERNER NEW YORK GC, LLC.

By:	/s/ Ronald W. Ristau	By:	/s/ Ronald W. Ristau

Title:	COO & Secretary	Title:	COO, CFO & Secretary

ASSOCIATED LERNER SHOPS OF AMERICA, INC.

By:	/s/ Ronald W. Ristau

Title:	Secretary